UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2019

AdaptHealth Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38399	82-3677704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Germantown Pike, Suite 250

Plymouth Meeting, PA
(address of principal executive offices)

19462

(zip code)

(610) 630-6357

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 UR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AHCO	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	AHCOW	The Nasdaq Stock Market LLC

Introductory Note

On November 8, 2019 (the “Closing Date”), the registrant consummated the previously announced business combination pursuant to that certain Merger Agreement, dated as of July 8, 2019, by and among DFB Healthcare Acquisitions Corp., a Delaware corporation (“DFB”), BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker” and, together with the BM Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), AdaptHealth Holdings LLC, a Delaware limited liability company (“AdaptHealth Holdings”), AH Representative LLC, a Delaware limited liability company (the “Company Unitholders’ Representative”), solely for purposes of Section 7.20 thereof, the BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSP L.P., a Delaware limited partnership, and BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (collectively, “BM Blocker Sellers”) and, solely for purposes of Section 7.21 thereof, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership (the “A Blocker Seller” and together with the BM Blocker Sellers, the “Blocker Sellers” (as amended on October 15, 2019, the “Merger Agreement”), pursuant to which the Company has acquired 56% of the economic and voting interests of AdaptHealth Holdings through a series of transactions (collectively, the “Business Combination”), including: (i) the merger of each of the Blockers with and into DFB, with DFB surviving; (ii) the merger of Merger Sub with and into AdaptHealth Holdings, with AdaptHealth Holdings surviving (the “AdaptHealth Merger”); and (iii) the contribution by DFB to AdaptHealth Holdings of all its available funds (other than cash used to pay certain transaction expenses of DFB) in exchange for equity interests in AdaptHealth Holdings.

Following the completion of the Business Combination (the “Closing”), substantially all of the Company’s assets and operations are held and conducted by AdaptHealth Holdings and its subsidiaries, and the Company’s only assets are equity interests in AdaptHealth Holdings. The Company owns a majority of the economic and voting interests of AdaptHealth Holdings and is the sole manager of AdaptHealth Holdings. In connection with the Closing, the registrant changed its name from “DFB Healthcare Acquisitions Corp.” to “AdaptHealth Corp.” Unless the context otherwise requires, “we,” “us,” “our,” “AdaptHealth Corp.” and the “Company” refer to the combined company and its subsidiaries, including AdaptHealth Holdings and its subsidiaries. “DFB” refers to the registrant prior to the Closing, and “AdaptHealth Holdings” refers to the AdaptHealth Holdings business before it became a partially owned subsidiary of AdaptHealth Corp. upon the Closing.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the Merger Agreement and Amendment No. 1 to the Merger Agreement, dated as of October 15, 2019, by and among DFB, the Blockers, Merger Sub, AdaptHealth Holdings, the Company Unitholders’ Representative and the Blocker Sellers, copies of which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K. A more detailed description of the Business Combination and related transactions can be found in DFB’s definitive proxy statement in connection with the solicitation of proxies from DFB’s stockholders to approve the Business Combination and related transactions filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2019 (the “Proxy Statement”).

Item 1.01.  Entry into a Material Definitive Agreement.

Registration Rights Agreement

Concurrently with the Closing, DFB, Deerfield/RAB Ventures LLC (the “Sponsor”), the Blocker Sellers, the owners of the units representing limited liability company interests in AdaptHealth Holdings prior to the Closing other than the Blockers (the “Non-Blocker AdaptHealth Members”), Deerfield Private Design Fund IV, L.P. (“Deerfield”) and RAB Ventures (DFB) LLC (“RAB Ventures”) and certain other holders entered into a Registration Rights Agreement (the “Registration Rights Agreement”). The Registration Rights Agreement amended, restated and replaced the registration rights agreement entered into by DFB with the Sponsor on February 15, 2018 to provide registration rights to each of the Sponsor, the Blocker Sellers, the Non-Blocker AdaptHealth Members, Deerfield and RAB Ventures, and certain other holders pursuant to which the Company will be required to register for resale shares of Class A Common Stock held by those parties upon the Closing, including the shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable pursuant to the amended and restated subscription agreement, dated October 15, 2019, by and between DFB, Deerfield and RAB Ventures (the “Subscription Agreement”), or issuable upon the future exercise of private placement warrants or upon the future exchange of common units representing limited liability company interests in AdaptHealth Holdings from and after the Closing pursuant to Exchange Agreement (as defined below) and the Fifth Amended and Restated AdaptHealth Holdings LLC Agreement (as defined below) (the “New AdaptHealth Units”) and shares of shares of the Company’s Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), in each case held by them upon the Closing (collectively, “Registrable Securities”). There are approximately 76 million Registrable Securities.

The Company is obligated to file a shelf registration statement registering the resale of all of the Registrable Securities. In addition, pursuant to the terms of the Registration Rights Agreement and subject to certain requirements and customary conditions, the equityholders may demand, at any time or from time to time, that the Company file a registration statement on Form S-1, or any similar long-form registration statement, or if available, on Form S-3 to register the shares of the Company’s Class A Common Stock held by such equityholders. The Registration Rights Agreement will also provide the equityholders with “piggy-back” registration rights, subject to certain requirements and customary conditions. Under certain circumstances, additional payments may be assessed with respect to the shares of Class A Common Stock included in the Registrable Securities in the event that: (i) a resale shelf registration statement has not been declared effective by the SEC by the earlier of (a) 60 days following the Company’s deadline to file a resale shelf registration statement, or (b) ten (10) business days after the SEC notifies the Company that it will not review the resale shelf registration statement, subject to certain potential timing adjustments; or (ii) the resale shelf registration statement is declared effective by the SEC but thereafter ceases to be effective prior to the expiration of a designated effective period.

The Company will be required to bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The Registration Rights Agreement includes customary provisions regarding indemnification and contribution.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exchange Agreement

Concurrently with the Closing, the Company, AdaptHealth Holdings and the Non-Blocker AdaptHealth Members entered into an Exchange Agreement (the “Exchange Agreement”), which provides that, subject to certain conditions and limitations, holders of New AdaptHealth Units, other than the Company, have the right to exchange their New AdaptHealth Units (and a corresponding number of shares of Class B Common Stock) for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock for each New AdaptHealth Unit (and corresponding share of Class B Common Stock) exchanged, subject to conversion rate adjustments for stock splits, stock dividends and reclassifications, among other things. Under the Exchange Agreement, a holder of New AdaptHealth Units may not exchange New AdaptHealth Units more than once per fiscal quarter. In addition, the minimum number of New AdaptHealth Units (and corresponding number of shares of Class B Common Stock) that may be exchanged in any one exchange is the lesser of (A) 10,000 New AdaptHealth Units and (B) all of the New AdaptHealth Units then held by such person, except that this minimum may not apply if such exchange is in connection with the exercise of any incidental registration rights pursuant to the Registration Rights Agreement.

Additionally, the Exchange Agreement provides that, in connection with the occurrence of a “change of control” (as defined therein) of the Company, the Company has the right to require each holder of New AdaptHealth Units (other than the Company) to effect an exchange of some or all of such holder’s New AdaptHealth Units and a corresponding number of shares of Class B Common Stock, in each case, effective immediately prior to the consummation of the change of control.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the Closing, AdaptHealth Corp. entered into a Tax Receivable Agreement with AdaptHealth Holdings, the Blocker Sellers and the Non-Blocker AdaptHealth Members (the “Tax Receivable Agreement”). The Tax Receivable Agreement provides for the payment by the Company to the Blocker Sellers and the Non-Blocker AdaptHealth Members of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that AdaptHealth Corp. actually realizes (or is deemed to have realized in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of the A Blocker existing prior to the Business

Combination; (ii) certain increases in tax basis resulting from exchanges of New AdaptHealth Units; (iii) imputed interest deemed to be paid by AdaptHealth Corp. as a result of payments it makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments AdaptHealth Corp. makes under the Tax Receivable Agreement.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Fifth Amended and Restated AdaptHealth Holdings LLC Agreement

Concurrently with the Closing, AdaptHealth Holdings, the Company and the Non-Blocker AdaptHealth Members entered into the Fifth Amended and Restated AdaptHealth Holdings LLC Agreement (the “A&R AdaptHealth Holdings LLC Agreement”) which sets forth, among other things, the rights and obligations of the holders of New AdaptHealth Units following the Business Combination. Under the A&R AdaptHealth Holdings LLC Agreement, the Company is the sole manager of AdaptHealth Holdings and will be able to control all of the day-to-day business affairs and decision-making of AdaptHealth Holdings without the approval of any member unless otherwise stated in the A&R AdaptHealth Holdings LLC Agreement.

The foregoing description of the A&R AdaptHealth Holdings LLC Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the A&R AdaptHealth Holdings LLC Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Indemnification Agreements

Concurrently with the Closing, the Company entered into indemnification agreements with Luke McGee, Joshua Parnes, Alan Quasha, Terence Connors, Richard Barasch, Christopher Joyce, Shaw Rietkerk, Gregg Holst, Dr. Susan Weaver and Dale Wolf each of whom became or continued as an executive officer and/or director of the Company at Closing. Each indemnification agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as our director or officer.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreement, a form of which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Board Designee Rights Letter Agreement

Concurrently with the Closing, the Company and AdaptHealth Holdings entered into the Board Designee Rights Letter Agreement with each of BlueMountain Summit Opportunities Fund II (US) L.P., BMSP L.P., BlueMountain Foinaven Master Fund L.P. and BlueMountain Fursan Fund L.P. (collectively, the “BlueMountain Entities”) (the “Board Designee Rights Letter Agreement”), pursuant to which the BlueMountain Entities or their permitted transferees holding a majority of the outstanding principal amount under the promissory notes made by AdaptHealth Holdings to the BlueMountain Entities (the “BM Notes”) were granted the right, commencing on the Closing Date and ending on the date on which the BM Notes have been paid in full, to designate and nominate for election one person to serve on the Company’s board of directors.

The foregoing description of the Board Designee Rights Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Board Designee Rights Letter Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Credit Agreement

Concurrently with the Closing, AdaptHealth LLC, an indirect subsidiary of the Company, entered into Amendment No. 2  (the “Credit Agreement Amendment”) to its Third Amended and Restated Credit and Guaranty Agreement, originally dated March 20, 2019 (as amended on August 22, 2019, the “Credit Agreement”), by and among AdaptHealth LLC, the guarantors named therein, CIT Finance LLC as administrative agent, and the lenders party thereto.  The Credit Agreement Amendment primarily (i) increased the amount available under the delayed draw term loan from $50,000,000 to $100,000,000, and (ii) revised the consolidated total leverage ratio thresholds and lowered the applicable margin to determine the variable quarterly interest rate under the Credit Agreement.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Credit Agreement Amendment, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material provisions of the Merger Agreement are described in the Proxy Statement, in the section entitled “Proposal No. 1: The Business Combination Proposal”, beginning on page 100, which is incorporated herein by reference. On November 7, 2019, the Business Combination was approved by DFB’s stockholders at the Special Meeting in Lieu of 2019 Annual Meeting of DFB’s stockholders (the “Special Meeting”). The Business Combination was completed on November 8, 2019.

As of the Closing Date:

•                                          Each Blocker merged with and into DFB (collectively, the “Blocker Mergers”), whereupon the separate existence of each Blocker Company ceased, and DFB continued as the surviving entity of the Blocker Mergers. Pursuant to the Blocker Mergers, the outstanding equity interests of the Blockers converted into the right to receive, and the Company issued to the Blocker Sellers, a number of shares of Class A Common Stock determined in accordance with the Merger Agreement and, in the case of the BM Blocker, one or more promissory notes issued by AdaptHealth Holdings in favor of the BM Blocker in exchange for common units representing limited liability company interests in AdaptHealth Holdings prior to the Closing (the “AdaptHealth Holdings Common Units”). 17,386,200 shares of Class A Common Stock were issued to the Blocker Sellers pursuant to the Blocker Mergers. As a result of the Blocker Mergers, immediately after the Blocker Mergers, DFB owned the limited liability company interests in AdaptHealth Holdings (the “Existing AdaptHealth Units”) previously owned by the Blockers (the “DFB Acquired Existing AdaptHealth Units”).

•                                          Immediately after the Blocker Mergers, Merger Sub merged with and into AdaptHealth Holdings, whereupon the separate limited liability company existence of Merger Sub ceased and AdaptHealth Holdings survived the AdaptHealth Merger as a partially owned subsidiary of DFB.

•                                          At the effective time of the AdaptHealth Merger, DFB caused the trustee to distribute the proceeds of the trust fund established by DFB for the benefit of its public stockholders, and DFB contributed the proceeds from the issuance of Class A Common Stock pursuant to the Subscription Agreement to AdaptHealth Holdings in exchange for a number of AdaptHealth Holdings Common Units equal to the aggregate number of shares of common stock par value $0.0001 per share (the “Common Stock”) of DFB outstanding after giving effect to the number of shares of Common Stock redeemed prior to the Closing and the shares of Common Stock issued pursuant to the Subscription Agreement (but excluding any shares of Class A Common Stock issued as consideration pursuant to the Blocker Mergers).

•                                          Pursuant to the AdaptHealth Merger, all of the outstanding Existing AdaptHealth Units (other than the DFB Acquired Existing AdaptHealth Units) converted into the right to receive, and AdaptHealth Holdings issued to the Non-Blocker AdaptHealth Members, a number of New AdaptHealth Units and an equal number of shares of Class B Common Stock determined in accordance with the Merger Agreement and the AdaptHealth Holdings LLC Agreement. 32,133,799 New AdaptHealth Units and 32,133,799 shares of Class B Common Stock were issued to the Non-Blocker AdaptHealth Members pursuant to the AdaptHealth Merger.

Prior to the Closing, DFB was a shell company (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with no operations, formed as a vehicle to effect a business combination with one or more operating businesses. After the Closing, the Company became a holding company whose only asset consists of equity interests in AdaptHealth Holdings.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement may include, for example, statements about:

•                                          the benefits of the Business Combination;

•                                          our future financial performance following the Business Combination;

•                                      changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•                                          our ability to complete acquisitions of other businesses;

•                                          expansion plans and opportunities; and

•                                          the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•                                          the ability to maintain the listing of our Class A Common Stock on NASDAQ following the Business Combination;

•                                          the risk that the Business Combination disrupts current plans and operations as a result of the our consummation of the transactions described herein;

•                                          our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably following the Business Combination;

•                                          costs related to the Business Combination;

•                                          changes in applicable laws or regulations;

•                                          the possibility the Company may be adversely affected by other economic, business, and/or competitive factors; and

•                                          other risks and uncertainties including those set forth in the “Risk Factors” section in the Proxy Statement beginning on page 44 of the Proxy Statement, which is incorporated herein by reference.

Business and Properties

The business and properties of AdaptHealth Holdings prior to the Business Combination are described in the Proxy Statement in the section entitled “Information About AdaptHealth” beginning on page 178, which is incorporated herein by reference. The business of DFB prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About DFB” beginning on page 158, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 44, which is incorporated herein by reference.

Selected Historical Financial Information of the Company

The selected historical financial information of AdaptHealth Holdings for the years ended December 31, 2018, 2017 and 2016, and the nine months ended September 30, 2019 and 2018 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed consolidated combined financial information of DFB for the year ended December 31, 2018 and the nine months ended September 30, 2019 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of financial condition and results of operations of AdaptHealth Holdings for the nine months ended September 30, 2019 and 2018 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock immediately following consummation of the Business Combination by:

•                  each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

•                  each of our officers and directors as of the Closing; and

•                  all current officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or has the right to acquire securities within 60 days, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of our Common Stock as of the Closing Date is based on 40,296,166 shares of Class A Common Stock and 32,113,799 shares of Class B Common Stock issued and outstanding in the aggregate as of November 8, 2019.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all shares of voting stock beneficially owned by them.

	Beneficial Ownership Table
	Class A Stock		Class B Stock
Name and Address of Beneficial Owner(1)	Number of Shares	%	Number of Shares	%	% of Total Voting Power(2)
Deerfield/RAB Ventures, LLC (3)	6,315,833	14.7%	—	—	8.4%
Richard Barasch(4)	6,415,833	14.9%	—	—	8.5%
Steven Hochberg(4)	6,335,833	14.8%	—	—	8.4%
Dr. Susan Weaver	20,000	*	—	—	*
Alan Quasha(5)	—	—	—	—	—
Terence Connors	—	—	—	—	—
Dale Wolf(6)	—	—	—	—	—
Luke McGee(7)	744,951	1.8%	4,626,028	14.4%	7.4%
Joshua Parnes	73,125	*	—	—	*
Gregg Holst(8)	137,834	*	688,334	2.1%	1.1%
Christopher Joyce(9)	83,218	*	266,331	*	*
Shaw Rietkerk(10)	31,034	*	239,793	*	*
Deerfield Management Company, L.P.(11)	22,010,905	50.3%	—	—	29.0%
Everest Trust(12)	15,105,280	36.8%	856,044	2.7%	21.8%
Still Water Nevada Trust(13)	1,079,189	2.7%	8,338,659	26.0%	12.9%
The Mykonos 2019 NGCG Nevada Trust(14)	525,586	1.3%	5,613,851	17.5%	8.4%
McLarty Capital Partners SBIC, L.P.(15)	—	—	4,526,189	14.1%	6.3%
Richardson M. Roberts(16)	—	—	4,222,598	13.1%	5.8%
BlueMountain Capital Management, LLC(17)	3,647,353	9.1%	150,581	*	5.2%
Highbridge Capital Management, LLC(18)	1,999,998	5.0%	—	—	2.8%
All directors and executive officers as a group (10 individuals)	7,505,995	17.4%	5,820,486	18.1%	17.7%

*                                         Less than 1%.

(1)                                 Unless otherwise noted, the business address of each of the listed entities or individuals is c/o AdaptHealth LLC, 220 West Germantown Pike, Suite 250, Plymouth Meeting, PA 19462.

(2)                                 The Class A Common Stock and Class B Common Stock vote together as a single class, except as required by law or the A&R Charter.

(3)                                 Includes shares underlying 2,643,333 warrants that will become exercisable 30 days following the Closing.

(4)                                 Represents 6,315,833 shares held directly by Deerfield/RAB Ventures, LLC, and, in the case of Mr. Hochberg,  20,000 shares held directly by Mr. Hochberg and, in the case of Mr. Barasch, 100,000 shares held directly by RAB Ventures. RAB Ventures and Deerfield constitute the members of Deerfield/RAB Ventures, LLC and Messrs. Barasch and Hochberg constitute the managers of Deerfield/RAB Ventures, LLC. Consequently, Messrs. Barasch and Hochberg may be deemed to share voting and dispositive control over the securities held by the Sponsor, and thus to share beneficial ownership in such securities. Each of Messrs. Barasch and Hochberg disclaims beneficial ownership over any securities owned by Deerfield/RAB Ventures, LLC in which he does not have any pecuniary interest.  The business address of each of Deerfield/RAB Ventures, LLC and Messrs. Barasch and Hochberg is 780 Third Avenue, New York, NY 10017.

(5)                                 The business address of Mr. Quasha is c/o Quadrant Management, Inc., 320 Park Avenue, New York, NY 10022.

(6)                                 The business address of Mr. Wolf is c/o Molina Healthcare, Inc., 200 Oceangate, Suite 100, Long Beach, California 90802.

(7)                                 Includes shares and warrants held directly by Fresh Pond Investment LLC (“Fresh Pond”), 2321 Capital LLC (“2321 Capital”) and LBM DME Holdings LLC (“LBM”), entities controlled by Mr. McGee. Fresh Pond holds 209,766 shares of Class A Common Stock (including 78,525 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,620,815 shares of Class B Common Stock. 2321 Capital holds 249,000 shares of Class A Common Stock (including 93,212 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,923,964 shares of Class B Common Stock. LBM holds 139,935 shares of Class A Common

Stock (including 52,384 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 1,081,249 shares of Class B Common Stock.

(8)                                 Includes shares and warrants held directly by Wheatfield LLC, an entity controlled by Mr. Holst. The number of shares of Class A Common Stock includes shares underlying 33,348 warrants that will become exercisable 30 days following the Closing.

(9)                                 Includes shares and warrants held directly by Mayaid2001 LLC, an entity controlled by Mr. Joyce. Includes shares of Class A Common Stock underlying 12,903 warrants that will become exercisable 30 days following the Closing.

(10)                          Includes shares of Class A Common Stock underlying 11,617 warrants that will become exercisable 30 days following the Closing.

(11)                          According to a Schedule 13D filed with the SEC on March 5, 2018 and Schedule 13D/As filed with the SEC on April 4, 2018,  July 15, 2019, on October 22, 2019 on behalf of Deerfield Mgmt IV, L.P. (“Deerfield Mgmt IV”), Deerfield, Deerfield Management Company, L.P. (“Deerfield Management”), James E. Flynn and Mr. Hochberg, each of which share voting and dispositive power with respect to certain of the reported shares. Mr. Flynn is the sole member of the general partner of each of Deerfield Mgmt IV and Deerfield Management. Deerfield Mgmt IV is the general partner, and Deerfield Management is the investment manager, of Deerfield Private Design Fund IV. Mr. Hochberg, an employee of Deerfield Management, also serves as a manager of the Sponsor. The total number of shares consists of (i) 15,733,333 shares held by Deerfield (including shares underlying 833,333 warrants that will become exercisable 30 days following the Closing), (ii) 6,251,485 shares held by the Sponsor (including shares underlying 2,643,333 warrants that will become exercisable 30 days following the Closing) and (iii) 26,087 shares held by Mr. Hochberg. The business address of this stockholder is 780 Third Avenue, 37th Floor, New York, New York 10017.

(12)                          Includes shares and warrants held directly by Clifton Bay Offshore Investments L.P. (“Clifton Bay Investments”) and Quadrant Management, Inc. (“QMI”). Clifton Bay Investments holds 15,025,135 shares of Class A Common Stock (including shares of Class A Common Stock underlying 665,628 warrants that will become exercisable 30 days following the Closing). QMI holds 80,145 shares of Class A Common Stock (including 41,473 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 856,044 shares of Class B Common Stock. The general partner of Clifton Bay Investments is Clifton Bay Management Ltd. (“Clifton Bay Management”), which is indirectly owned by the Trustee of the Everest Trust (“Everest”), a trust settled by Mr. Wayne Quasha. Q Management Services (PTC) Ltd., as Trustee of Everest Trust, owns all of the shares of Everest Hill Group Inc., which indirectly controls Clifton Bay Management. Vicali Services (BVI) Inc., a British Virgin Islands company (“Vicali”), is the sole director of Everest Hill Group Inc. and Q Management, and Susan V. Demers, a United States citizen, and Andrea J. Douglas, a citizen of New Zealand, are the directors of Vicali and each of them has voting power over Vicali and thus power over investment and voting determinations made by Clifton Bay Management. QMI is owned by Everest Hill Group Inc. Mr. Wayne Quasha, ultimately beneficially owns all of the shares of Everest Hill Group Inc., and as such, is in a position, indirectly, to determine the investment and voting decisions made by Everest Hill Group Inc. and Clifton Bay Management. The business address of Clifton Bay Investments and Clifton Bay Management is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110. The business address of Mr. Wayne Quasha is c/o PFD Corporate Services (BVI) Limited, Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110. The business address of Everest Hill Group Inc. is Tropic Isle Building, P.O. Box 3331, Road Town, Tortola, British Virgin Islands VG 1110.

(13)                          Includes shares and warrants held directly by Blue River NJ LLC (“Blue River”), and Quad Cap LLC (“Quad Cap”). Blue River holds 733,997 shares of Class A Common Stock (including 274,768 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 5,671,441 shares of Class B Common Stock. Quad Cap holds 345,192 shares of Class A Common Stock (including 129,221 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 2,667,218 shares of Class B Common Stock. The trustee of the trust is Peak Trust Company—NV, with a principal business address of 1840 East Warm Springs Road, Suite 105, Las Vegas, Nevada 89119.

(14)                          Includes shares and warrants held directly by Ocean Rock NJ LLC (“Ocean Rock”) and Plains Capital LLC (“Plains Capital”). Ocean Rock holds 464,888 shares of Class A Common Stock (including 240,568 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 4,965,525 shares of Class B Common Stock. Plains Capital holds 60,698 shares of Class A Common Stock (including 31,410 shares of Class A Common Stock underlying warrants that will become exercisable 30 days following the Closing) and 648,326 shares of Class B Common Stock. The trustee of the trust is Peak Trust Company—NV, with a principal business address of 1840 East Warm Springs Road, Suite 105, Las Vegas, Nevada 89119.

(15)                          Includes shares held directly by McLarty Capital Partners SBIC, L.P. (“McLarty Capital Partners”). The general partner of McLarty Capital Partners is McLarty Capital Partners SBIC, LLC. The business address of McLarty Capital Partners is c/o The Firmament Group, 1 Rockefeller Plaza Suite 1203, New York, NY 10020.

(16)                          Includes shares held directly by Verus Equity Holding Company LLC (“Verus Equity Holding”) and Verus Note Holding Company LLC (“Verus Note Holding”). Verus Equity Holding holds 1,851,469 shares of Class B Common Stock. Verus Note Holding holds 2,371,129 shares of Class B Common Stock. Richardson M. Roberts is the managing member of each of Verus Equity Holding and Verus Note Holding. The business address of Mr. Roberts is 1569 Mallory Lane Building 200, Brentwood, TN 37027.

(17)                          Includes shares held directly by investment funds for which BlueMountain Capital Management, LLC is the investment manager. The business address of BlueMountain Capital Management, LLC is 280 Park Avenue, 12th Floor, New York NY 10017.

(18)                          According to a Schedule 13G/A filed with the SEC on February 14, 2019, on behalf of Highbridge Capital Management, LLC and 1992 MSF International Ltd. As the trading manager of 1992 MSF International Ltd., Highbridge Capital Management, LLC may be deemed to beneficially own all of the shares, which are held directly by 1992 MSF International Ltd. The business address of this stockholder is 40 West 57th Street, 32nd Floor, New York, New York 10019

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 224 of the Proxy Statement, which is incorporated herein by reference.

On November 7, 2019, each of Richard Barasch, Alan Quasha, Terence Connors, Dale Wolf, Luke McGee, Joshua Parnes and Dr. Susan Weaver was elected by DFB stockholders to serve as a director of the Company effective upon consummation of the Business Combination. Messrs. Barasch, Quasha and McGee were elected to serve as Class I directors with a term expiring at the Company’s annual meeting of stockholders in 2020. Messrs. Parnes and Connors were elected to serve as Class II directors with a term expiring at the Company’s annual meeting of stockholders in 2021. Mr. Wolf and Dr. Weaver were elected to serve as Class III directors with a term expiring at the Company’s annual meeting of stockholders in 2022. The size of the board of directors is seven members. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 224 of the Proxy Statement, which is incorporated herein by reference.

The Committees of the Board of Directors

The board of directors appointed Messrs. Wolf, Quasha and Connors to serve on the Audit Committee, with Mr. Connors serving as its Chairman. The board of directors appointed Messrs. Barasch, Wolf and Quasha to serve on the Compensation Committee, with Mr. Quasha serving as its Chairman. The board of directors appointed Messrs. Connors and Barasch and Dr. Weaver to serve on the Nominating and Governance Committee, with Mr. Barasch as its Chairman. The board of directors appointed Dr. Weaver and Messrs. Barasch and Wolf to serve on the Compliance Committee with Dr. Weaver serving as its Chairman. Information with respect to the Company’s Audit Committee, Compensation Committee, Nominating and Governance Committee and Compliance Committee is set forth in the Proxy Statement in the section entitled “Management After the Business Combination — Committees of the Board of Directors” beginning on page 226 of the Proxy Statement, which is incorporated herein by reference.

In connection with the consummation of the Business Combination, on November 8, 2019 Luke McGee was appointed to serve as the Chief Executive Officer, Joshua Parnes was appointed to serve as President, Gregg Holst was appointed to serve as Chief Financial Officer, Shaw Rietkerk was appointed to serve as Chief Revenue Officer and Christopher Joyce was appointed to serve as General Counsel. Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 224 of the Proxy Statement, which is incorporated herein by reference.

In connection with the Closing, on November 8, 2019 each executive officer of DFB immediately prior to the Closing resigned from his or her respective position as an executive officer of the post-combination company.

Independence of Directors

NASDAQ listing standards require that a majority of the board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors of such company, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

All directors, except for Mr. McGee and Mr. Parnes, are independent under applicable NASDAQ rules.

Director and Executive Officer Compensation

Pre-Closing Compensation of Executive Officers and Directors

The compensation of AdaptHealth Holdings’ named executive officers and directors before the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation” beginning on page 217, which is incorporated herein by reference.

Post-Closing Compensation of Executive Officers and Directors

The compensation of the Company’s named executive officers and directors after the consummation of the Business Combination is set forth in the Proxy Statement in the section titled “Executive Compensation-Compensation of Executive Officers and Directors after the Business Combination” beginning on page 221, which is incorporated herein by reference.

2019 Stock Incentive Plan

On November 7, 2019, the stockholders of DFB approved the AdaptHealth Corp. 2019 Stock Incentive Plan (the “2019 Plan”), effective upon Closing. The description of the 2019 Plan is set forth in the Proxy Statement section titled “Proposal No. 4—The 2019 Plan Proposal” beginning on page 144 of the Proxy Statement, which is incorporated herein by reference. A copy of the full text of the 2019 Plan is filed as Exhibit 10.12 to this Current Report on Form 8-K.

2019 Employee Stock Purchase Plan

On November 7, 2019, the stockholders of DFB approved the AdaptHealth Corp. 2019 Employee Stock Purchase Plan (the “2019 ESPP”), effective upon Closing. The description of the 2019 ESPP is set forth in the Proxy Statement section titled “Proposal No. 5—The 2019 ESPP Proposal” beginning on page 165 of the Proxy Statement, which is incorporated herein by reference.

Director Compensation

The Compensation Committee will determine the annual compensation to be paid to the members of the board of directors of the Company.

Founder Shares and Founders Warrants

Pursuant to the Amended and Restated Assignment Letter Agreement dated October 15, 2019, by and between the Sponsor and AdaptHealth Holdings, the Sponsor and certain directors and officers of DFB transferred and assigned an aggregate of  2,437,500 of the founder shares and 1,690,000 of the founder warrants to purchase shares of our Class A Common Stock to certain members of AdaptHealth Holdings and to certain of its employees.

Messrs. McGee, Parnes, Holst, Rietkerk and Joyce (or entities controlled thereby) were transferred and assigned 520,830 shares and 224,121 warrants, 73,125 shares, 104,486 shares and 33,348 warrants, 19,417 shares and 11,617 warrants, and 70,315 shares and 12,903 warrants, respectively.

Certain Relationships and Related Party Transactions

Information about related party transactions of DFB is set forth in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of DFB — Related Party Transactions” beginning on page 174 of the Proxy Statement and in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Information about related party transactions of AdaptHealth Holdings is set forth in the Proxy Statement in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth — Related Party Transactions” beginning on page 215 of the Proxy Statement and in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Legal Proceedings

Information about legal proceedings of AdaptHealth Holdings is set forth in the Proxy Statement in the section entitled “Business of AdaptHealth — Legal Proceedings” beginning on page 185, which is incorporated herein by reference.

Market Price and Dividends

DFB’s units, shares of Common Stock and warrants were historically quoted on NASDAQ under the symbols “DFB” “DFBU”, “DFBW”, respectively. DFB units commenced public trading on February 15, 2018, and the shares of Common Stock and warrants each commenced separate trading on April 16, 2018. On July 5, 2019, the trading date before the public announcement of the Business Combination, the Common Stock traded at $10.15.

On November 8, 2019, in connection with the Closing, all of the units of the Company separated into their component parts of one share of Class A Common Stock and one warrant to purchase one-half of one share of Class A Common Stock, and the units ceased trading on NASDAQ. As of the Closing Date, there were 29 holders of record of the Class A Common Stock.

The Class A Common Stock and warrants are listed on the NASDAQ under the new trading symbols of “AHCO” and “AHCOW,” respectively.

Historical market information regarding AdaptHealth Holdings is not provided because there has been no public market for AdaptHealth’s equity securities.

DFB has not paid any cash dividends on the Common Stock to date. The board of directors is not currently contemplating, and does not anticipate declaring, any stock dividends in the foreseeable future. Further, our ability to declare dividends may be limited by restrictive covenants contained in any existing or future indebtedness of the Company.

Recent Sales of Unregistered Securities

In addition to the below, information about unregistered sales of DFB’s equity securities is set forth in “Item 15. Recent Sales of Unregistered Securities” of DFB’s Registration Statement on Form S-1 (File No. 333-222376) filed with the SEC on December 29, 2017 as amended on January 31, 2018, as amended as amended on February 7, 2018, as amended on February 12, 2018.

Subscription Agreement

Pursuant to the Subscription Agreement, the Sponsor and RAB Ventures subscribed for and purchased 12,400,000 shares and 100,000 shares, respectively, of Class A Common Stock in a private placement which was consummated concurrently with the Closing.

In connection with the Closing, the Company also issued (i) 17,386,201 shares of Class A Common Stock and (ii) 32,113,799 shares of Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members, respectively, pursuant to the Merger Agreement.

The issuances of shares of Class A Common Stock and Class B Common stock discussed above were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Description of the Company’s Securities

A description of the Company’s common stock and the Company’s warrants is included in the Proxy Statement in the section entitled “Description of Securities” beginning on page 229 of the Proxy Statement, which is incorporated by reference herein.

As of the Closing, the Company has authorized 255,000,000 shares of capital stock, consisting of (a) 250,000,000 shares of common stock, including (i) 210,000,000 shares of Class A Common Stock, (ii) 35,000,000 shares of Class B Common Stock, and (iii) 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share.

As of the Closing Date, there were:  (a) 29 holders of record of Class A Common Stock and 40,296,166 shares of Class A Common Stock outstanding; (b) 19 holders of record of Class B Common Stock and 32,113,799  shares of Class B Common Stock outstanding; (c) no shares of preferred outstanding; and (d) 16 holders of record of warrants and 12,666,666 warrants outstanding.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under the “Amendment to Credit Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.02 by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On November 8, 2019, WithumSmith + Brown, PC (“Withum”) was dismissed by vote of the board of directors as the Company’s independent registered public accounting firm. On the same date, the board of directors engaged in discussions regarding and voted to retain KPMG as the Company’s independent registered public accounting firm subject to completion of KPMG’s standard client acceptance procedures and execution of an engagement letter.

Withum’s reports on DFB’s financial statements as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2018 and for the period from November 22, 2017 (inception) through December 31, 2017 did not contain any adverse opinion or a disclaimer of opinion. The report was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to DFB’s ability to continue as a going concern if it did not complete a business combination by February 21, 2020.

During the period from November 22, 2017 (inception) through December 31, 2018, and any subsequent interim period preceding such dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

The Company provided Withum with a copy of the disclosures it is making in this Item 4.01 of this Current Report on Form 8-K and requested that Withum furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements above, and, if not, stating the respects in which it does not agree. A copy of Withum’s letter dated November 13, 2019 is filed as Exhibit 16.1 hereto.

Item 5.01.  Changes in Control of Registrant.

The information set forth under the “Introductory Note” and in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Charter

On the Closing Date, the Company’s charter was amended and restated (as amended and restated, the “A&R Charter”) to, among other things:

•                  change DFB’s name to “AdaptHealth Corp.”;

•                  create Class A Common Stock and Class B Common Stock as new classes of capital stock of the Company;

•                  increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of the Company’s preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000;

•                  change the Company’s classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms; and;

•                  make certain other changes to the existing charter, including the elimination of certain provisions related to the Company’s initial business combination that will no longer be relevant following the Closing.

A copy of the A&R Charter is filed with this Current Report on Form 8-K as Exhibit 3.1, and the foregoing description of the A&R Charter is qualified in its entirety by reference thereto.

Amendment to the Bylaws

On the Closing Date, the Company’s bylaws were amended and restated (as amended and restated, the “A&R Bylaws”). A copy of the A&R Bylaws is filed with this Current Report on Form 8-K as Exhibit 3.2, and the foregoing description of the A&R Bylaws is qualified in its entirety by reference thereto.

Item 5.06.  Change in Shell Company Status.

As a result of the Business Combination, which fulfilled the definition of an initial business combination as required by the Charter, DFB ceased to be a shell company, as defined in Rule 12b-2 of the Exchange Act, as of the Closing Date. The material terms of the Business Combination are described in the Proxy Statement in the section entitled “Proposal No. 1—The Business Combination Proposal” beginning on page 100, which is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Present at the Special Meeting on November 7, 2019 were holders of 28,486,501 shares of Common Stock stock in person or by proxy, representing 75.16% of the voting power of the shares of the Common Stock as of October 15, 2019, the record date for the Special Meeting, and constituting a quorum for the transaction of business.

The stockholders of DFB voted on the following items at the Special Meeting; each proposal is described in more detail in the Proxy Statement and incorporated by reference in this Current Report on Form 8-K:

1. To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Business Combination (such proposal the “Business Combination Proposal”);

2. To approve the amendment by virtue of the AdaptHealth Merger, of the Company’s amended and restated certificate of incorporation (as described in Item 5.03 of this Current Report on Form 8-K) (the “Charter Proposal”);

3. To approve, for purposes of complying with applicable NASDAQ listing rules, (such proposal, the “NASDAQ Proposal”); the issuance of

•                  shares of Class A Common Stock to the Blocker Sellers in the Blocker Mergers, (ii) shares of Class B Common Stock to the Non-Blocker AdaptHealth Members in the AdaptHealth Merger, with the combined number of such shares of Class A Common Stock and Class B Common Stock being up to 51,500,000 and (iii) up to 3,000,000 shares of Class A Common Stock and Class B Common Stock to the Blocker Sellers and the Non-Blocker AdaptHealth Members as Contingent Consideration (as defined in the Proxy Statement);

•                  up to 12,500,000 shares of Class A Common Stock pursuant to the terms of the Subscription Agreement, in a private placement;

•                  a number of shares of Class A Common Stock equal to the number of shares of Class B Common Stock issued in connection with the Business Combination pursuant to the Merger Agreement, which shares of Class A Common Stock will be issuable to the holders of such shares of Class B Common Stock in connection with the future exchange of their New AdaptHealth Units and shares of Class B Common Stock in accordance with the Exchange Agreement to be entered into at the Closing.

4. To approve and adopt the AdaptHealth Corp. 2019 Stock Incentive Plan and the material terms thereunder (such proposal, the “2019 Plan Proposal”);

5. To approve and adopt the AdaptHealth Corp. 2019 Employee Stock Purchase Plan and the material terms thereunder (such proposal, the “2019 ESPP Proposal”);

6. To elect, effective at Closing, seven directors to serve staggered terms on our board of directors until the 2020, 2021 and 2022 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified (such proposal, the “Director Election Proposal”); and

7. To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination

Proposal, the Charter Proposal, the NASDAQ Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal and/or the Director Election Proposal (such proposal, the “Adjournment Proposal”);

The voting results for each of these proposals are set forth below.

1.                                      Approval of the Business Combination Proposal

For	Against	Abstain
21,067,450	2,419,051	0

Based on the votes set forth above, the stockholders adopted the Merger Agreement and the transactions contemplated thereby, including the Business Combination.

2.                                      Approval of the Charter Proposal, to approve five sub-proposals

(a) to change DFB’s name to “AdaptHealth Corp.”.

For	Against	Abstain
21,067,450	2,419,051	0

(b) To create Class A Common Stock and Class B Common Stock as new classes of capital stock of DFB.

For	Against	Abstain
20,567,920	2,918,551	30

(c) To increase the number of authorized shares of Common Stock from 200,000,000 to 245,000,000 and the number of authorized shares of DFB’s preferred stock, $0.0001 per share, from 1,000,000 to 5,000,000.

For	Against	Abstain
21,067,420	2,419,051	30

(d) To change DFB’s classified board of directors from two classes, with directors serving two-year terms, to three classes, with directors serving three-year terms.

For	Against	Abstain
20,192,420	3,294,051	30

(e) To make certain other changes to DFB’s charter, including the elimination of certain provisions related to DFB’s initial business combination that will no longer be relevant following the closing of the business combination.

For	Against	Abstain
21,067,420	2,419,148	30

Based on the votes set forth above, the stockholders approved the A&R Charter.

3.                                      Approval of the NASDAQ Proposal

For	Against	Abstain
21,067,420	2,419,051	30

Based on the votes set forth above, the stockholders approved the issuances of shares in accordance with the NASDAQ Proposal.

4.                                      Approval of the 2019 Plan Proposal

For	Against	Abstain
21,067,420	2,419,081	0

Based on the votes set forth above, the stockholders approved and adopted the AdaptHealth Corp. 2019 Stock Incentive Plan.

5.                                      Approval of the 2019 ESPP Proposal

For	Against	Abstain
21,067,420	2,419,081	0

Based on the votes set forth above, the stockholders approved and adopted the AdaptHealth Corp. 2019 Employee Stock Purchase Plan.

6.                                      Approval of the Director Election Proposal

Name	Class	For	Withheld
Mr. Richard Barasch	I	22,486,501	1,000,000
Mr. Luke McGee	I	21,067,450	2,419,051
Mr. Joshua Parnes	II	21,067,450	2,419,051
Mr. Alan Quasha	I	21,046,513	2,439,988
Mr. Terence Connors	II	21,067,450	2,419,051
Dr. Susan Weaver	III	23,486,501	0
Mr. Dale Wolf	III	21,067,420	2,419,081

Based on the votes set forth above, each director nominee was duly elected, each Class I director to serve until the Company’s annual meeting of stockholders in 2020, each Class II director to serve until the Company’s annual meeting of stockholders in 2021 and each Class III director to serve until the Company’s annual meeting of stockholders in 2022, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

7.                                      Approval of the Adjournment Proposal

For	Against	Abstain
21,067,420	2,419,081	0

Based on the votes set forth above, the stockholders approved the Business Combination Proposal, the Charter Proposal, the NASDAQ Proposal, the 2019 Plan Proposal, the 2019 ESPP Proposal, the Director Election Proposal and the Adjournment Proposal.

Item 7.01 Regulation FD Disclosure

On November 7, 2019, DFB issued a press release announcing the results of the Special Meeting, a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference.

On November 8, 2019, the Company issued a press release announcing the completion of the Business Combination, a copy of which is attached hereto as Exhibit 99.5 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)                                 Financial Statements of Businesses Acquired

The unaudited financial statements of AdaptHealth Holdings for the nine months ended September 30, 2019 and 2018 are set forth in Exhibit 99.3 hereto and are incorporated herein by reference.

The audited financial statements of AdaptHealth Holdings for the years ended December 31, 2018, 2017 and 2016 are set forth in the Proxy Statement beginning on page F-62 and are incorporated herein by reference.

(b)                                 Pro Forma Financial Information

The unaudited pro forma condensed consolidated combined financial information of DFB for the year ended December 31, 2018 and the nine months ended September 30, 2019 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(d)                                 Exhibits

2.1

Merger Agreement, dated as of July 8, 2019, by and among DFB, BM Blocker, A Blocker, Merger Sub, AdaptHealth Holdings, Company Unitholders’ Representative, and, solely for purposes of Section 7.20 thereof, the BM Blocker Sellers and, solely for purposes of Section 7.21 thereof, the A Blocker Seller (incorporated by reference to Exhibit 2.1 of DFB’s Current Report on Form 8-K filed with the SEC on July 12, 2019).

2.2

Amendment No. 1 to the Merger Agreement, dated as of October 15, 2019, by and among DFB, BM Blocker, A Blocker, Merger Sub, AdaptHealth Holdings, Company Unitholders’ Representative, the BM Blocker Sellers and the A Blocker Seller (incorporated by reference to Exhibit 2.2 of DFB’s Current Report on Form 8-K filed with the SEC on October 17, 2019).

3.1*	Amended and Restated Certificate of Incorporation of the Company.
3.2*	Amended Bylaws of the Company, dated November 8, 2019.
4.1*	Registration Rights Agreement dated as of November 8, 2019, by and between AdaptHealth Holdings, the Company and the persons listed on Schedule of Investors therein.
10.1*	Exchange Agreement, dated November 8, 2019, by and between the Company, AdaptHealth Holdings and the Non-Blocker AdaptHealth Members.
10.2*	Tax Receivable Agreement dated as of November 8, 2019, by and among the Company, AdaptHealth Holdings, the Non-Blocker AdaptHealth Members, and the Blocker Sellers.
10.3*	Fifth Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings, dated as of November 8, 2019, by and between the Company and the Members stated therein.
10.4*	Form of Indemnification Agreement.
10.5*	Board Designee Rights Letter Agreement, dated as of November 8, 2019, by and between the Company, AdaptHealth Holdings and the BlueMountain Entities.
10.6*

Third Amended and Restated Credit and Guaranty Agreement, dated as of March 20, 2019, by and among AdaptHealth LLC, the guarantors named therein, CIT Finance LLC as administrative agent, and the lenders party thereto.

10.7*

Amendment No. 1 to Third Amended and Restated Credit and Guaranty Agreement, dated as of August 22, 2019, by and among AdaptHealth LLC, the guarantors named therein, CIT Finance LLC as administrative agent, and the lenders party thereto.

10.8*

Amendment No. 2 to Third Amended and Restated Credit and Guaranty Agreement, dated as of November 8, 2019, by and among AdaptHealth LLC, the guarantors named therein, CIT Finance LLC as administrative agent, and the lenders party thereto.

10.9*	Employment Agreement, dated as of March 20, 2019, by and between AdaptHealth Holdings and Luke McGee.
10.10*	Employment Agreement, dated as of March 20, 2019, by and between AdaptHealth Holdings and Joshua Parnes.
10.11*	Employment Agreement, dated as of November 10, 2019, by and between AdaptHealth Holdings and Gregg Holst.
10.12*	AdaptHealth Corp. 2019 Stock Incentive Plan.

10.13*	Form of Restricted Stock Grant Notice and Agreement under the AdaptHealth Corp. 2019 Stock Incentive Plan.
10.14*	Form of Option Grant Notice and Agreement under the AdaptHealth Corp. 2019 Stock Incentive Plan.
16.1*	Letter from Withum.
21.1*	Subsidiaries of the Registrant.
99.1*	Selected historical financial information of AdaptHealth Holdings for the three years ended December 31, 2018 and the nine months ended September 30, 2019 and 2018.
99.2*	Unaudited pro forma condensed consolidated combined financial information of DFB for the year ended December 31, 2018 and the nine months ended September 30, 2019.
99.3*

Unaudited financial statements of AdaptHealth Holdings for the nine months ended September 30, 2019 and 2018 and Management’s Discussion and Analysis of Financial Condition and Results of Operations of AdaptHealth Holdings for the nine months ended September 30, 2019 and 2018.

99.4*	Press Release announcing results of the Special Meeting dated November 7, 2019.
99.5*	Press Release announcing the completion of the Business Combination dated November 8, 2019.

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AdaptHealth Corp.

Date: November 13, 2019	By:	/s/ Gregg Holst
Name: Gregg Holst
Title: Chief Financial Officer